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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 9, 2001



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                           PREMIER LASER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           California                     0-25242                33-0476284
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

            1 Argonaut, Suite 201, Aliso Viejo, CA                 92656
           (Address of principal executive offices)             (Zip Code)


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       Registrant's telephone number, including area code: (949) 859-0656


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         A. On October 9, 2001, the Debtors' First Amended Joint Plan of Liquidation, dated May 3, 2001 as modified (the "Plan") filed by Premier Laser Systems, Inc. ("Premier") and EyeSys-Premier, Inc ("EyeSys" and together with Premier, the "Debtors") became effective. On August 22, 2001, the United States Bankruptcy Court in the Central District of California (the "Court") entered an order (the "Order") confirming the Plan. Pursuant to the Order, the deadline for any party alleging entitlement to payment on a claim for payment of costs or expenses of administration specified in Bankruptcy Code Sections 503(b) and 507(a)(1) to file a motion with the Court requesting payment thereon was September 21, 2001.

         Under the Plan, a Delaware limited liability company was formed on the Effective Date, with Premier as its sole member. The Plan provides for a reserve sufficient to pay all Premier's senior claimants from the cash in Premier's estate on the Effective Date. All remaining cash and unsold assets of Premier will be transferred to the limited liability company. The limited liability company will then sell all the assets transferred to it and pay Premier's creditors from the proceeds of its sales. Once all creditors have been paid in full with interest, the limited liability company will distribute any remaining cash and other assets to Premier as its sole member. Premier will then distribute such cash and assets, if any, to the holders of equity interests in Premier.

         Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Plan.

         B. Premier currently has 18,288,835 shares of issued and outstanding common stock, all of which is designated as Class A Common Stock. The total number of common shares authorized for issuance is 40,000,000, of which 35,600,000 are designated Class A Common Stock.

         C. Premier still has various assets to be sold and to date has not sold any of its dental assets, which include dental applications of its assets associated with the Centauri Laser, the Aurora Diode technology (which has both dental and surgical applications), and the Blulase System, a tooth whitening system. In addition, Premier has other assets including various patents, technologies, and investments in certain joint ventures. Due to the nature of the assets, it is difficult to determine their value at this time. Premier also has cash reserves in the approximate amount of $5,000,000.

         D. Premier has a total of approximately $15,000,000 in claims filed against it, approximately $5,000,000 of which are uncontested and approximately $10,000,000 of which are contested claims.

ITEM 5. OTHER EVENTS

         Premier has resolved the claims brought by its former chairman and Chief Executive Officer, Colette D. Cozean, Ph.D., concerning the termination of her employment with Premier. Under the settlement terms, Dr. Cozean agreed to reduce her claim from $741,000 to $480,000 in exchange for a mutual release and waiver between Premier and Dr. Cozean, Premier's purchase of a runoff directors and officers insurance policy, and Premier's retention of Dr. Cozean as a

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consultant for the purposes of marketing assets and resolving third-party claims. Under the terms of the consulting agreement, Dr. Cozean will be paid 7.5% of gross revenues on sales of technology assets where Dr. Cozean is the exclusive agent for Premier. For certain technology assets where Dr. Cozean is not the exclusive agent for Premier, Dr. Cozean will be paid $125.00 per hour for technical and operational assistance plus 2.5% of gross revenues on sales. For all other activities, Dr. Cozean will be paid $200.00 per hour. The settlement with Dr. Cozean was approved by the Bankruptcy Court at a hearing on November 7, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit No.       Description
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99.1              Debtors' First Amended Joint Plan of Liquidation, dated May 3,
                  2001 as modified.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PREMIER LASER SYSTEMS, INC.



                                           By:          /s/ Robert P. Mosier
                                               ---------------------------------
                                               Robert P. Mosier
Date:    November 13, 2001                     Chief Executive Officer

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Exhibit No.       Description
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99.1              Debtors' First Amended Joint Plan of Liquidation, dated May 3,
                  2001 as modified.